UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

S1 BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3629427
(State of incorporation or organization)	(IRS Employer Identification No.)

7 World Trade Center 250 Greenwich St., 46th Floor New York City, NY	10007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-199111

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to be Registered.

A description of the common stock, par value $0.0001 par value per share (“Common Stock”), of S1 Biopharma, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder, is contained in the section entitled “Description of Capital Stock” in the prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-199111) initially filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2014, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the Registrant is not required to file any exhibits because no other securities for the Registrant are registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

S1 BIOPHARMA, INC.

Date: November 10, 2014	By:	/s/ Nicolas G. Sitchon
Nicolas G. Sitchon
President and Chief Financial Officer